As filed with the Securities and Exchange Commission on June 13, 2007. Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

INGERSOLL-RAND COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	75-2993910 (I.R.S. Employer Identification Number)
_________________________
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)
_________________________

Ingersoll-Rand Company Limited Incentive Stock Plan of 2007

(Full Title of the Plans)
_________________________

Patricia Nachtigal, Esq.
Senior Vice President and General Counsel
155 Chestnut Ridge Road
Montvale, New Jersey 07645
(201) 573-0123
(Name and address, including zip code, and telephone number, including area code, of agent for service)
___________________________________

With a copy to:
Avrohom J. Kess, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000
___________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A common shares, par value $1.00 per share	14,000,000	$51.39	$719,460,000	$22,088
Preference share purchase rights to purchase Series A preference shares, par value $.001 per share	14,000,000	(3)	(3)	(3)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional Class A common shares which may be issued under the Ingersoll-Rand Company Limited Incentive Stock Plan of 2007 to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transactions.

(2) Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices of the Class A common shares being registered hereby on the New York Stock Exchange on June 4, 2007.

(3) Preference share purchase rights (each, a “Right”) to purchase Series A preference shares currently are attached to and trade with the Class A common shares of the registrant. One Right will be issued with each share of Class A common share. Value attributable to such Rights, if any, is reflected in the market price of the Class A common shares, and such Rights would, under certain circumstances, be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Ingersoll-Rand Company Limited (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), are hereby incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(b)
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and the Company’s Current Reports on Form 8-K filed on February 13, 2007, February 28, 2007, April 23, 2007, May 4, 2007, May 15, 2007 and June 8, 2007.

(c)
The description of the Company’s Class A common shares and preference share purchase rights to purchase Series A preference shares contained under the caption “Description of Authorized Shares of IR-Limited” set forth in Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-71642) filed with the Commission on October 30, 2001, including all amendments and reports filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not required to be filed with this registration statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

Bye-law 26 of the Amended and Restated Bye-laws of the Company provides that the Company shall indemnify any current or former director or officer or any person serving or who has served at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, general or limited partnership, firm, association, trust, estate, company (including a limited liability company) or other enterprise to the fullest extent permitted under Bermuda law. The Company may also indemnify any of its employees or agents to the fullest extent provided by Bermuda law.

Bye-law 26 further provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 60 days following a written request. The indemnification provisions in Bye-law 26 are not exclusive of other rights to which a director or officer may be entitled.

The Company has a liability insurance policy in effect that covers certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document

4.1
Memorandum of Association of Ingersoll-Rand Company Limited, incorporated by reference to Exhibit 3.1 of Amendment No. 1 of the Company’s Registration Statement on Form S-4 (File No. 333-71642), filed with the Commission on October 30, 2001.

4.2
Amended and Restated Bye-Laws of Ingersoll-Rand Company Limited, dated June 1, 2005, incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-128260), filed with the Commission on September 12, 2005.

4.3
Specimen Ingersoll-Rand Company Limited Class A Common Share certificate, incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-4 (File No. 333-71642), filed with the Commission on October 16, 2001.

4.4
Certificate of Designation, Preferences and Rights of Series A Preference Shares of Ingersoll-Rand Company Limited, incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-71642), filed with the Commission on October 30, 2001.

4.5
Rights Agreement between Ingersoll-Rand Company Limited and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-71642), filed with the Commission on October 30, 2001.

4.6
Voting Agreement between Ingersoll-Rand Company Limited and Ingersoll-Rand Company, incorporated by reference to Exhibit 4.3 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-71642), filed with the Commission on October 30, 2001.

4.7*	Ingersoll-Rand Company Limited Incentive Stock Plan of 2007.

5.1*	Opinion of Conyers Dill & Pearman.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1).

24	Power of Attorney (included on the signature page of this Registration Statement).

__________
* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, state of New Jersey on the 13th day of June, 2007.

INGERSOLL-RAND COMPANY LIMITED

By:	/s/ Patricia Nachtigal
Name:Patricia Nachtigal
Title:Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Herbert L. Henkel, Timothy R. McLevish and Patricia Nachtigal, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 13th day of June, 2007.

Signature	Title

/s/ Herbert L. Henkel	Chairman, President, Chief Executive Officer and Director
Herbert L. Henkel	(Principal Executive Officer)

/s/ Timothy R. McLevish	Senior Vice President and Chief Financial Officer
Timothy R. McLevish	(Principal Financial Officer)

/s/ Richard W. Randall	Vice President and Controller
Richard W. Randall	(Principal Accounting Officer)

/s/ Ann C. Berzin	Director
Ann C. Berzin

/s/ Gary D. Forsee	Director
Gary D. Forsee

/s/ Peter C. Godsoe	Director
Peter C. Godsoe

/s/ Constance Horner	Director
Constance Horner

/s/ H. William Lichtenberger	Director
H. William Lichtenberger

/s/ Theodore E. Martin	Director
Theodore E. Martin

/s/ Patricia Nachtigal	Director
Patricia Nachtigal

/s/ Orin R. Smith	Director
Orin R. Smith

/s/ Richard J. Swift	Director
Richard J. Swift

/s/ Tony L. White	Director
Tony L. White